Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Alsius Corporation of our report dated March 14, 2007 relating to the financial statements for the years ended December 31, 2005 and 2006, which appears in Alsius Corporation's (formerly Ithaka Acquisition Corp.) Definitive Proxy Statement filed on June 8, 2007.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Irvine, CA
October 19, 2007